                                                                    EXHIBIT 99.6

                          HUNTSMAN ICI CHEMICALS LLC

                           Offer for all Outstanding
                    10 1/8% Senior Subordinated Notes due 2009
                                in Exchange for
                    10 1/8% Senior Subordinated Notes due 2009
                        That Have Been Registered Under
                          the Securities Act of 1933,
                                  As Amended

To Our Clients:

  Enclosed for your consideration is a prospectus dated             , 1999 (the
"Prospectus"), and the related letters of transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of Huntsman ICI Chemicals LLC (the "Issuer") to exchange their 10 1/8% Senior Subordinated Notes due 2009 that have been registered under the Securities Act of 1933, as amended, for their outstanding 10 1/8% Senior Subordinated Notes due 2009 (the "Old Notes"), upon the terms and subject to the conditions described in the Prospectus and the Letters of Transmittal. The Exchange Offer is being made in order to satisfy certain obligations of the Issuer contained in the exchange and registration rights agreement in respect of the Old Notes, dated June 30, 1999, by and among the Issuer and the initial purchasers referred to therein.

  This material is being forwarded to you as the beneficial owner of the Old Notes held by us for your account but not registered in your name. A tender of such Old Notes may only be made by us as the holder of record and pursuant to your instructions.

  Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letters of Transmittal.

  Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at
p.m., New York City time, on         , 1999 with respect to the Old Notes
denominated in dollars and at        p.m., London time, on         , 1999 with
respect to the Old Notes denominated in euros (each, an "Expiration Date"), unless extended by the Issuer. Any Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the relevant Expiration Date.

  Your attention is directed to the following:

  1.  The Exchange Offer is for any and all Old Notes.
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  2.  The Exchange Offer is subject to certain conditions set forth in the
Prospectus in the section captioned "The Exchange Offer--Certain Conditions to the Exchange Offer."

  3. Subject to the terms and conditions in the Prospectus and the Letters of Transmittal, any transfer taxes incident to the transfer of Old Notes from the Holder to the Issuer will be paid by the Issuer.

  4.  The Exchange Offer expires at         , New York City time, on        ,
1999, with respect to the notes denominated in dollars and at         , London
time, on        , 1999, with respect to the notes denominated in euros, unless, in each case, extended by the Issuer.

  If you wish to have us tender your Old Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. The Letters of Transmittal are furnished to you for information only and may not be used directly by you to tender Old Notes.
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                INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER

  The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Huntsman ICI Chemicals LLC with respect to their Old Notes.

  This will instruct you to tender the Old Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

  The undersigned expressly agrees to be bound by the enclosed Letter of Transmittal and that such Letter of Transmittal may be enforced against the undersigned.

  Please tender the Old Notes held by you for my account as indicated below:

                                                Aggregate Principal Amount of Old Notes
                                                ---------------------------------------

10 1/8% Senior Subordinated Notes due 2009.....  $_____________________________________________________

10 1/8% Senior Subordinated Notes due 2009.....  EU____________________________________________________

[_] Please do not tender any Old Notes held
    by you for my account.                                 ____________________________________________


Dated: ____________________________, 1999                  ____________________________________________
                                                                     Signature(s)

                                                           ____________________________________________

                                                           ____________________________________________
                                                               Please print name(s) here


                                                           ____________________________________________

                                                           ____________________________________________

                                                           ____________________________________________
                                                                    Address(es)

                                                           ____________________________________________
                                                               Area Code and Telephone Number

                                                           ____________________________________________
                                                           Tax Identification or Social Security No(s).

   None of the Old Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Old Notes held by us for your account.